Exhibit 2.2
ANCILLARY AGREEMENTS
EXECUTION VERSION
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of October 21, 2020, is by and between 4D pharma plc, a public limited company incorporated under the laws of England and Wales (“Parent”), and the Person set forth on Schedule A (the “Shareholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
WHEREAS, as of the date hereof, the Shareholder is the holder of the number of Company Ordinary Shares, Company Rights and Company Warrants, in each case, as set forth opposite the Shareholder’s name on Schedule A (all such Company Ordinary Shares, including any such Company Ordinary Shares issuable upon the conversion of such Company Rights and exercise of such Company Warrants, together with any Company Ordinary Shares that are otherwise acquired or owned by the Shareholder prior to the termination of this Agreement being referred to herein as the Shareholder’s “Subject Shares”);
WHEREAS, Parent, Dolphin Merger Sub Limited, a British Virgin Islands company limited by shares and a direct wholly owned subsidiary of Parent (“Merger Sub”) and Longevity Acquisition Corporation, a British Virgin Islands exempted company (the “Company”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the merger of the Company with and into the Merger Sub, with the Merger Sub surviving as a wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholder, and as an inducement and in consideration therefor, the Shareholder (in the Shareholder’s capacity as a holder of Subject Shares) has agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
VOTING AGREEMENT; GRANT OF PROXY
The Shareholder hereby covenants and agrees that:
1.01 Voting of Subject Shares.   Subject to the remaining terms of this Section 1.01, at every meeting of the holders of Company Ordinary Shares, however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Shareholder acts by written consent in lieu of a meeting), the Shareholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to:
(a) vote the Shareholder’s Subject Shares in favor of (i) approval of the Merger Agreement, (ii) approval that the Merger will constitute a Business Combination, as defined by the Memorandum and Articles of Association of the Company and (iii) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger (the proposals set forth in the foregoing clauses (i) through (iii) are referred to as the “Company Proposals”), (iv) any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Company Proposals, on the date on which such meeting is held, and (v) any other proposal included in the Proxy Statement in connection with, or related to, the consummation of the Merger for which the Company Board has recommended that the Company Shareholders vote in favor; and

(b) refrain from (i) withdrawing (or modifying in any manner adverse to Parent), or proposing to withdraw (or modify in any manner adverse to Parent), the Shareholder’s support, including its vote in favor, of the Merger, (ii) approving or proposing publicly to approve, any Company Acquisition Transaction, (iii) approving or proposing to approve or voting in favor of allowing the Company to execute or enter into, any agreement related to a Company Acquisition Transaction, (iv) entering into any agreement, or agreement in principle requiring the Company to impede, abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder, or (v) resolving or agreeing to do any of the foregoing.
1.02 No Inconsistent Arrangements.   Except as expressly permitted or required hereunder or under the Merger Agreement or to the extent applicable the Shareholder shall not, directly or indirectly, without Parent’s prior written consent, (a) create any Lien other than restrictions imposed by applicable Law or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of the Shareholder’s Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Shareholder’s Subject Shares, (d) deposit or permit the deposit of the Shareholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shareholder’s Subject Shares or (e) take any action that would make any agreement, covenant or representation or warranty of the Shareholder herein untrue or incorrect in any material respect, or have the effect of preventing the Shareholder from performing the Shareholder’s obligations hereunder. Notwithstanding the foregoing, the Shareholder may make Transfers of the Shareholder’s Subject Shares (x) by will, operation of law, or for estate planning or charitable purposes, (y) to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Shareholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Shareholder, or (z) if the Shareholder is a trust, to any beneficiary of the Shareholder or the estate of any such beneficiary; provided that in each such case, the Subject Shares shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Shareholder or the transferee provides Parent with a copy of such agreement promptly upon consummation of any such Transfer.
1.03 Documentation and Information.   The Shareholder shall permit and hereby authorizes the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Parent reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments and obligations under this Agreement. The Company is an intended third-party beneficiary of this Section 1.03.
1.04 No Obligation as Director or Officer.   Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative of any Shareholder or by any Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of the Company.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Shareholder represents and warrants to Parent, as to himself/herself/itself only, that:
2.01 Authorization; Binding Agreement.   The Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. The Shareholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder, and constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).

2.02 Ownership of Subject Shares; Total Shares.   The Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Shareholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any Lien (including any restriction on the right to vote or otherwise transfer such Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) as subject to any risk of forfeiture with respect to any Company Ordinary Shares granted to the Shareholder under an agreement with or employee benefit plan of the Company and (d) with respect to Options, as provided pursuant to the terms of the Option and any stock option plan under which such Option was granted. The Shareholder’s Subject Shares constitute all of the Company Ordinary Shares and/or Options owned by the Shareholder as of the date hereof. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shareholder’s Subject Shares.
2.03 Voting Power.   The Shareholder has full voting power, with respect to the Shareholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shareholder’s Subject Shares. None of the Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except pursuant to this Agreement.
2.04 Reliance.   The Shareholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Shareholder’s own choosing. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.
2.05 Absence of Litigation.   With respect to the Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Shareholder, threatened against, the Shareholder or any of the Shareholder’s properties or assets (including the Shareholder’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent represents and warrants to the Shareholder that:
3.01 Organization; Authorization.   Parent is a public limited company incorporated under the laws of England and Wales. The consummation of the transactions contemplated hereby are within Parent’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent. Parent has full power and authority to execute, deliver and perform this Agreement.
3.02 Binding Agreement.   This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
3.03 No Conflicts.
(a) No filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.
(b) None of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Parent, or (ii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity, except for any of the foregoing as would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE IV
MISCELLANEOUS
4.01 Notices.   All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) if to Parent, in accordance with the provisions of the Merger Agreement and (b) if to the Shareholder, to the Shareholder’s address, physical or electronic, set forth on a signature page hereto, or to such other address as the Shareholder may hereafter specify in writing to Parent for such purpose.
4.02 Termination.   This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of (a) as to the Shareholder, the mutual written consent of Parent and the Shareholder, (b) the termination of the Merger Agreement in accordance with its terms and (c) the Effective Time. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.02 shall prevent either party from seeking any remedies (at law or in equity) against another party or relieve either party from liability for any breach of this Agreement prior to termination hereof and (ii) the provisions of this Article IV shall survive any termination of this Agreement.
4.03 Amendments and Waivers.   Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
4.04 Binding Effect; Benefit; Assignment.   The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 1.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.
4.05 Governing Law; Venue.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware) (the “Delaware Courts”) over all claims or causes of action (whether in contract or tort, in law or in equity, or granted by statute or otherwise) that may be based upon, arise out of or relate to this Agreement and any other document or instrument delivered pursuant to this Agreement, or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or nonperformance of this Agreement or otherwise arising from the transactions contemplated hereby or the relationship among the parties (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with, or as an inducement to enter into, this Agreement) (collectively, “Related Claims”), and each party hereby irrevocably agrees that all Related Claims may be heard and determined in such courts. Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby consents to process being served by any other party in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 4.01 (other than by email) along with a notification that service of process is being served in conformance with this Section 4.05. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR

RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
4.06 Counterparts.   This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which will constitute one agreement. Execution and delivery of this Agreement by exchange of electronically transmitted counterparts bearing the signature of a party will be equally as effective as delivery of a manually executed counterpart of such party.
4.07 Entire Agreement.   This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.
4.08 Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
4.09 Specific Performance.   The parties hereto agree that irreparable damage would occur if for any reason any party fails to perform any of its obligations under this Agreement and that the opposing parties may not have an adequate remedy at law for money damages in such event. Accordingly, the parties shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.
4.10 Headings.   The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and will not in any way affect the meaning or interpretation of this Agreement.
4.11 No Presumption.   The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
4.12 Further Assurances.   Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.
4.13 Interpretation.   Unless the context otherwise requires, any reference to a “Section” will be deemed to refer to a Section of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

4.14 Capacity as Shareholder.   The Shareholder signs this Agreement solely in the Shareholder’s capacity as a Company Shareholder, and not in the Shareholder’s capacity as a director, officer or employee of Company or in the Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Company in the exercise of his or her fiduciary duties as a director or officer of Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.
4.15 Conversion or Exercise.   Nothing contained in this Agreement shall require any Shareholder (or shall entitle any proxy of any Shareholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.
4.16 Representations and Warranties.   The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.
4.17 No Agreement Until Executed.   Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Parent Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Parent’s organizational documents, the possible acquisition of the Company pursuant to the Merger Agreement and (b) the Merger Agreement is executed by all parties thereto.
(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
4D PHARMA PLC
By: /s/ Duncan Peyton Name: Duncan Peyton Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
WHALE MANAGEMENT CORPORATION
By: /s/ Matthew Chen Name: Matthew Chen Title: Managing Member

Lock-Up Agreement
October   , 2020

4d pharma plc
9 Bond Court
Leeds, LS1 2JZ
United Kingdom
Ladies and Gentlemen:
As an inducement to 4D pharma plc (“Parent”) to enter into an agreement and plan of merger (the “Merger Agreement”) among Parent, Dolphin Merger Sub Limited (“Merger Sub”) and Longevity Acquisition Corporation (the “Company”), pursuant to which the Company becomes merged with and into Merger Sub, and the Merger Sub shareholders receive, in respect of their shares of Company Ordinary Shares, shares of Parent Ordinary Shares (“Parent Shares”), all as set forth in the Merger Agreement. The undersigned hereby agrees that without, in each case, the prior written consent of Parent, during the Lock-Up Period (as defined below), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Parent Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Shares (including Parent Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Parent Shares or any security convertible into or exercisable or exchangeable for Parent Shares; or (4) publicly disclose the intention to do any of the foregoing.
The “Lock-Up Period” means the period ending on the earlier of (A) one year after the Closing Date, as defined in the Merger Agreement, and (B) subsequent to the Business Combination, (x) the date on which the closing price of the Parent Shares equals or exceeds $1.59 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations, and the conversion of Parent Shares to Parent ADSs at the ADS Exchange Rate as contemplated by the Merger Agreement) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date and (y) the date on which Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Parent’s shareholders having the right to exchange their Parent Shares for cash, securities or other property.
Notwithstanding the foregoing, the Undersigned’s Securities shall not include any shares of Parent Shares which are purchased in the open market following the Closing Date.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities without the prior written consent of Parent in connection with (a) transfers of the Undersigned’s Securities as a bona fide gift, by will or intestacy, (b) transfers of the Undersigned’s Securities to any immediate family member of the undersigned (i.e., spouse or domestic partner of the undersigned, or the parent, grandparent, child, grandchild, great grandchild, great grandparent, sibling or the spouse of any of the foregoing) or to a trust formed for the benefit of the undersigned or any of the undersigned’s immediate family members; (c) transfers of the Undersigned’s Securities to any partnership, corporation, limited liability company or other business entity which is controlled by the undersigned; (d) transfers of the Undersigned’s Securities to any partnership, corporation, limited liability company or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”)) of the undersigned; (e) if the undersigned in an entity, a distribution to equity holders (including, without limitation, stockholders, general or limited partners, members and beneficiaries) of the undersigned; (f) transfers of the Undersigned’s Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent’s securities involving a change of control of Parent whereby all or substantially all of the shares of Parent Shares are acquired by a third party and is approved by the board of directors of Parent; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the terms set forth in this Agreement; (g) transfers of the Undersigned’s Securities pursuant to an order of a court or regulatory agency; and (h) transfers of the Undersigned’s Securities pursuant to a domestic order, divorce settlement, divorce decree, or separation agreement; provided however, that in the case of any transfer pursuant to any of the foregoing clauses (a), (b), (c) (d), (e), (f), (g) or (h), the transferee agrees to be bound by the provisions of this Agreement.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Parent’s transfer agent against the transfer of the Undersigned’s Securities except in compliance with this Agreement. In furtherance of the foregoing, Parent and its transfer agent are hereby authorized to decline to make any transfer of Parent Shares if such transfer would constitute a violation or breach of this Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
Nothing in this Agreement shall be construed to restrict in any manner the undersigned’s right to vote the Undersigned’s Securities or to receive dividends or distributions with respect to the Undersigned’s Securities.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements executed and to be performed wholly within such state without regard to principles of conflicts of law.
The undersigned understands that the Company and Parent are entering into the Merger Agreement and proceeding with the Merger in reliance upon this Agreement.
[signature page follows]

Very truly yours,
Printed Name of Holder
By: Signature
Printed Name of Person Signing
(and indicate capacity of person signing if signing as officer, manager, director, custodian, trustee, or on behalf of an entity)
Accepted and Agreed:

4D pharma plc
By:

Name: Duncan Peyton
Title:   Chief Executive Officer
[Signature page of Lock-Up Agreement]

BACKSTOP AGREEMENT
This Backstop Agreement (this “Agreement”) is made as of this            day of October, 2020 by and among 4d pharma plc, a UK limited company (the “Company”), Longevity Acquisition Corporation, a British Virgin Islands exempted company (“LOAC”), Whale Management Corporation, a British Virgin Islands exempted company (the “SPAC Sponsor”) and [  ], a [  ] company (the “Buyer”).
WHEREAS, the Company has entered into that certain Merger Agreement (the “Merger Agreement”) dated October   , 2020 by and among the Company, Dolphin Merger Sub Limited, a British Virgin Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), and LOAC, pursuant to which LOAC will merge (the “Merger”) with and into Merger Sub and Merger Sub will survive the Merger as a wholly-owned subsidiary of the Company; and
WHEREAS, the Buyer agrees to purchase up to US$[  ] (the “Buyer Maximum Investment”) worth of ordinary shares of LOAC (the “LOAC Ordinary Shares”), as specified below.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
PURCHASE AND CLOSING
Section 1.01 Purchase from Third Parties.   The Buyer acknowledges that after the Company files a registration statement relating to the transactions contemplated by the Merger Agreement, the Buyer may in its discretion acquire LOAC Ordinary Shares in open market or private transactions from time to time. The Buyer agrees that if the Buyer so purchases LOAC Ordinary Shares, (i) such purchases, if any, (a) shall be made in compliance with all applicable laws, rules and regulations, including without limitation applicable United States securities laws, and (b) to effect such purchase, the Buyer shall not enter a bid below the posted market offer price for such shares. The Buyer further agrees that it will not purchase (i) LOAC Ordinary Shares prior to the filing of the registration statement referenced in the first sentences of this Section 1.01 or (ii) ordinary shares of the Company.
Section 1.02 Purchase from LOAC.   Immediately after the deadline to submit the redemption request in connection with the Merger but prior to the closing of the Merger (the “Merger Closing”), the Buyer shall purchase from LOAC a number of LOAC Ordinary Shares (the “Shares”) equal to the quotient obtained by dividing (A) (i) the Commitment Amount minus (ii) (a) the number of LOAC Ordinary Shares purchased pursuant to Section 1.01 and not redeemed and held by the Buyer as of the Closing multiplied by (b) the Redemption Price (as defined below), by (B) the Redemption Price. The purchase price for the Shares shall be the Redemption Price per Share. At the closing of the purchase of the Shares pursuant to this Section 1.02 (the “Closing”), the Buyer shall pay the aggregate purchase price to LOAC by wire transfer of immediately available funds to an account specified by LOAC, and LOAC shall deliver an instruction letter to its transfer agent to deliver the Shares purchased to the Buyer. It shall be a condition to the obligation of the Buyer on the one hand and LOAC on the other hand to consummate the purchase of the Shares and payment of the aggregate purchase price contemplated hereunder that the other party’s representations and warranties are true and correct at the Closing with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made. For purposes of this Agreement, “Redemption Price” shall mean the amount in U.S. dollars equal to the price at which each LOAC Ordinary Share is redeemed pursuant to the redemption (as equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like) in connection with the Merger in accordance with LOAC’s organizational documents and the registration statement (File No. 333-226699) for LOAC’s initial public offering.
Section 1.03 Non-Trading.   The Buyer agrees that it will not redeem or transfer any LOAC Ordinary Shares purchased pursuant to Section 1.01 of this Agreement at or prior to the Closing.

Section 1.04 Commitment Consideration.   As consideration for the commitment to purchase the Shares set forth in Section 1.02 hereof, conditioned upon the Closing occurring:
(a) immediately prior to the Closing, LOAC shall issue to the Buyer the Buyer’s Pro Rata Portion of the Commitment Ordinary Shares;
(b) immediately prior to the Closing, LOAC Sponsor shall transfer to the Buyer the Buyer’s Pro Rata Portion of the LOAC Sponsor Shares;
(c) immediately prior to the Closing, LOAC Sponsor shall grant to the Buyer an option to purchase up to the Buyer’s Pro Rata Portion of the Option Shares at the Option Price Per Share, exercisable during the period commencing immediately after the Closing and ending on and including the date six months after the date of the Closing; and
(d) on each monthly anniversary of the day following the Merger Closing, the Company shall grant to the Buyer a warrant to purchase the Buyer’s Pro Rata Portion of the Company Commitment Shares for 0.25 UK pence per share, such warrant to be exercisable for a period of 30 days.
For purposes of this Section 1.04 (all share and per share amounts to be equitably adjusted for share splits, share dividends, combinations, recapitalizations and the like occurring after the date of this Agreement):
“Aggregate Redemption Amount” shall mean aggregate number of LOAC Ordinary Shares redeemed after the date hereof multiplied by the Redemption Price.
“Commitment Amount” shall mean the Buyer Maximum Investment multiplied by a fraction, the numerator of which is the Aggregate Redemption Amount and the denominator of which is US$14,700,000.
“Commitment Ordinary Shares” shall mean an aggregate of 700,000 LOAC Ordinary Shares.
“Company Commitment Shares” shall mean a number of ordinary shares of the Company equal to 7,530,000 multiplied by a fraction, the numerator of which is the number of LOAC Warrants exercised in the preceding six-month period and the denominator of which is the aggregate number of LOAC Warrants outstanding immediately after the Merger Closing.
“LOAC Sponsor Shares” shall mean an aggregate of 200,000 LOAC Ordinary Shares.
“LOAC Warrants” shall mean the warrants to purchase LOAC Ordinary Shares issued by LOAC on August 28, 2018, each entitling the holder thereof to purchase one-half of one LOAC Ordinary Share for $11.50 per whole share.
“Option Price Per Share” shall mean US$10.75 multiplied by the fraction, the numerator of which is 400,000 and the denominator of which is the number of Option Shares.
“Option Shares” shall mean the ordinary shares of the Company issued to SPAC Sponsor in the Merger as Merger consideration for 400,000 LOAC Ordinary Shares.
“Pro Rata Portion” shall mean the percentage obtained by dividing the Buyer Maximum Investment by US$14,700,000.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Buyer on the date hereof and as of the Closing that:
Section 2.01 Organization.   Such company is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.
Section 2.02 Authority; Non-Contravention.   This Agreement has been validly authorized, executed and delivered by such company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by such company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which such company is a party which would prevent such company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which such company is subject.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LOAC AND LOAC SPONSOR
Each of LOAC and SPAC Sponsor hereby represents and warrants to the Buyer on the date hereof and as of the Closing that:
Section 3.01 Organization.   Such company is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.
Section 3.02 Authority; Non-Contravention.   This Agreement has been validly authorized, executed and delivered by such company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by such company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which such company is a party which would prevent such company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which such company is subject.
Section 3.03 Valid Issuance.   The Shares and the Commitment Ordinary Shares have been duly authorized and, when issued and delivered to the Buyer pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer hereby represents and warrants to each of the Company, LOAC and SPAC Sponsor on the date hereof and as of the Closing that:
Section 4.01 Organization.   The Buyer is a corporation, duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. The Buyer has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.
Section 4.02 Authority; Non-Contravention.   This Agreement has been validly authorized, executed and delivered by the Buyer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Buyer is a party which would prevent the Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Buyer is subject.
Section 4.03 Governmental Approvals.   All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of the Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been obtained and are effective and shall be effective as of the Closing.

Section 4.04 Sophisticated Buyer.   The Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of the Shares.
Section 4.05 Securities Law Compliance.   The Buyer has been advised that the offer and sale of the Shares, the Commitment Ordinary Shares and the Company Commitment Shares (collectively, the “Acquired Securities”) has not been registered under the Securities Act, or any other securities laws and, therefore, none of the Acquired Securities acquired pursuant to this Agreement can be resold unless they are registered under the Securities Act and applicable securities laws or unless an exemption from such registration requirements is available. The Buyer understands that the Acquired Securities will be deemed to be “restricted securities” under the Securities Act. The Buyer is acquiring the Acquired Securities for the Buyer’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Buyer represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and that the Buyer is not subject to the “Bad Actor” disqualification, as such term is defined in Rule 506 of Regulation D promulgated under the Securities Act.
Section 4.06 No Brokers.   No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of the Buyer that will be entitled to any fee or commission for which the Company or LOAC will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.
ARTICLE V
REGISTRATION RIGHTS
Section 5.01 Registration Rights.   The Company hereby agrees with the Buyer that the Company shall, within thirty (30) days after the Merger Closing, file a registration statement under the Securities Act registering the resale of the ordinary shares issued by the Company pursuant to the Merger in respect of the Shares and the Commitment Ordinary Shares if such ordinary shares constitute “restricted securities” or “control securities” under United States securities laws (such “restricted” or “control” ordinary shares, if any, the “Company Securities”); provided that if, in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Company Securities would be detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, then (in addition to the limitations set forth in Section 5.02 below) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the date the Company would otherwise be obligated to file such registration statement pursuant to this Section 5.01.
Section 5.02 Registration Procedures.   To the extent required by Sections 5.01, the Company will:
(a) prepare and file with the SEC a registration statement with respect to the Company Securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof;
(b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;
(c) use its commercially reasonable efforts to register or qualify the Company Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Buyer may reasonably request in writing within 10 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;
(d) notify the Buyer, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;
(e) prepare and promptly file with the SEC and promptly notify the Buyer of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and
(f) advise the Buyer, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose.
It is a condition precedent to the obligation of the Company to take any actions pursuant to this Article V that the Buyer shall cooperate with the Company in providing the information necessary to effect the registration of the Buyer’s Company Securities, including completion of customary questionnaires and furnishing of information regarding itself, the securities of the Company held by it and the intended method of disposition of the Company Securities. Failure to do so will at minimum result in exclusion of the Buyer’s Company Securities from the registration statement.
Section 5.03 Expenses.   All reasonable fees, costs and expenses of and incidental to the registration effected pursuant to this Article V shall be borne by the Company, including, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Notwithstanding the foregoing, fees and disbursements of counsel and accountants for the Buyer and any other expenses incurred by the Buyer not expressly included above, including any taxes or stamp duties or any underwriting discounts and selling commissions or other amounts payable to underwriter(s) or broker(s) in connection with the sale or disposition of the Buyer’s Company Securities, shall be borne by the Buyer.
ARTICLE VI
ACKNOWLEDGEMENT; WAIVER
Section 6.01 Acknowledgement; Waiver.   The Buyer (i) acknowledges that the Company, LOAC and LOAC Sponsor may possess or have access to material non-public information relevant to the transactions contemplated by the Agreement which has not been and will not be communicated to the Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Company, LOAC or LOAC Sponsor or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including, without limitation, to the extent permitted by applicable law, any such claims arising under the securities or other laws, rules and regulations of the United States, the United Kingdom and the British Virgin Islands, and (iii) is aware that the Company, LOAC and LOAC Sponsor are relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.
Section 6.02 Waiver Against Trust.   The Buyer hereby agrees that, notwithstanding anything to the contrary in this Agreement, the Buyer shall not now or at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the trust account established by LOAC in connection with its initial public offering (the “Trust Account”), to the or distributions therefrom, or make any claim against the trust account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between LOAC or its representatives, on the one hand, and the Buyer or its representatives, on the other hand, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Buyer hereby irrevocably waives any Released Claims that the Buyer may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with LOAC or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the LOAC or its affiliates).

The Buyer agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by LOAC and its affiliates to induce the Buyer to enter in this Agreement, and the Buyer further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent the Buyer commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to LOAC or its representatives, which proceeding seeks, in whole or in part, monetary relief against LOAC or its representatives, the Buyer hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Buyer (or any person claiming on any of their behalves or in lieu of them) to have any claim against the trust account (including any distributions therefrom) or any amounts contained therein. For the purpose of this Section 6.2, “representative” means, as to any person, such person’s affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).
ARTICLE VII
MISCELLANEOUS
Section 7.01 Termination.   This Agreement shall terminate on the earlier of (i) the date agreed by all of the parties hereto in writing, and (ii) the date the Merger Agreement is terminated in accordance with its terms.
Section 7.02 Counterparts; Facsimile.   This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via electronic transmission, and any such executed electronic copy shall be treated as an original.
Section 7.03 Governing Law.   This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.04 Remedies Cumulative.   Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, the Buyer hereby agrees that each of the Company, LOAC and LOAC Sponsor is entitled to an injunction prohibiting any conduct by the Buyer in violation of this Agreement and the Buyer shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by the Company, LOAC or LOAC Sponsor to enforce this Agreement, the Buyer waives its right to assert any counterclaims and its right to assert set-off as a defense. The non-prevailing party agrees to pay all costs and expenses, including reasonable attorneys’ and experts’ fees, that the prevailing party may reasonably incur in connection with the enforcement of this Agreement.
Section 7.05 Severability.   If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 7.06 Binding Effect; No Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors. Neither this Agreement nor the rights and obligations hereunder may be assigned by any party hereto without the written consent of each other party hereto.
Section 7.07 Headings.   The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.
Section 7.08 Entire Agreement; Changes in Writing.   This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by all of the parties hereto.
Section 7.09 Further Assurances.   Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
(Signature pages follow)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.
4D PHARMA PLC
By: Name: Title:
LONGEVITY ACQUISITION CORPORATION
By: Name: Title:
WHALE MANAGEMENT CORPORATION
By: Name: Title:
[BUYER]
By: Name: Title: